     For Immediate Release
     March 27, 2015

Aleris Reports Fourth Quarter and Full Year 2014 Results
CLEVELAND, Ohio – March 27, 2015 – Aleris Corporation today reported results for the three months and year ended December 31, 2014. Except as otherwise indicated, all amounts reflect the divestitures of the recycling and extrusions businesses as discontinued operations.

Fourth Quarter Summary

▪	Divestitures of recycling and extrusions, as well as auto body sheet investment transforming Aleris

▪	Adjusted EBITDA of $39 million, up $32 million compared to fourth quarter of 2013

▪	Income from continuing operations of $92 million, up $132 million compared to fourth quarter 2013

▪	Automotive body sheet volumes up 21 percent versus last year

▪	Improved North America performance driven by higher volumes and increased scrap spreads

▪	Stronger U.S. dollar and lower raw material costs positively impacted Europe results

▪	Nichols acquisition integration highly successful; raising synergy capture target to $20 million

▪	Zhenjiang rolling mill obtained numerous high value plate qualifications, including Bombardier
▪Income from continuing operations includes $127 million of income tax benefits

▪	Divestitures generated approximately $530 million of cash proceeds in the first quarter of 2015

▪	Liquidity of $306 million as of year end; $574 million after divestitures

First Quarter Outlook

▪	Automotive volumes expected to exceed first quarter of 2014

▪	Zhenjiang rolling mill aerospace qualifications obtained from Airbus and Boeing

▪	North America building and construction and transportation volumes expected to exceed prior year

▪	Koblenz aerospace volumes stabilizing, while margins expected to benefit from a stronger U.S. dollar

▪	Business Improvement Process expected to drive increased productivity

▪	Asia Pacific operations exiting start-up phase

“I am very pleased that our major strategic investments, which were successfully completed over the last few years, contributed to the significant profit growth experienced in the fourth quarter. We also experienced demand growth across several of our end use industries, which led to stronger overall volumes in the second half of the year, particularly in automotive,” Steve Demetriou, Aleris chairman and CEO said. “We believe this volume momentum will continue into 2015 particularly in global automotive, U.S. building and construction and Asia Pacific high value added aerospace and commercial plate.”

“With the divestitures of our recycling and extrusions businesses now complete, we look forward to continuing to enhance our capabilities as we complete our evolution into a pure play aluminum rolled products company with manufacturing operations in North America, Europe and Asia Pacific,” Demetriou added.

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
(Dollars in millions, metric tons in thousands)	(unaudited)
Metric tons shipped	193	159	795	687
Revenue	$733	$581	$2,882	$2,521
Commercial margin	$294	$241	$1,167	$1,052
Segment income	$56	$21	$242	$214
Income (loss) from continuing operations	$92	$(40)	$54	$(63)
Adjusted EBITDA	$39	$7	$176	$157
Adjusted EBITDA including discontinued operations	$59	$26	$266	$236

Fourth Quarter 2014 Results
Adjusted EBITDA totaled $39 million for the fourth quarter of 2014 compared to $7 million for the fourth quarter of 2013. Fourth quarter results were impacted by the following:

▪
higher shipment volumes of 21 percent, due primarily to our acquisition of Nichols and 21 percent higher automotive volumes, as well as higher North America production levels, led to an increase of approximately $12 million of Adjusted EBITDA;

▪	improved scrap spreads and a favorable supply contract in North America, as well as lower raw material prices in Europe, increased Adjusted EBITDA by approximately $13 million;

▪	a stronger U.S. dollar contributed to higher margins and currency exchange gains in Europe, which increased Adjusted EBITDA by approximately $6 million; and

▪	pricing pressures due to competitive imports and overcapacity in plate production reduced rolling margins and decreased Adjusted EBITDA by approximately $2 million.
Income from continuing operations attributable to Aleris Corporation for the fourth quarter of 2014 was $92 million compared to a net loss of $40 million for the fourth quarter of 2013. In addition to the impact of higher Adjusted EBITDA, the $132 million increase in income from continuing operations resulted from the following:

▪
a $117 million higher benefit from income taxes, primarily due to the reversal of foreign and domestic valuation allowances against deferred tax assets. These non-cash reversals resulted from the gain to be recorded on the sale of the recycling business, as well as the past and expected future profitability of our operations in Duffel, Belgium; and

▪
a $3 million favorable variation in metal price lag (metal price lag represents the difference between the price of primary aluminum included in our revenues and the price of aluminum impacting our cost of sales); and

▪	a $6 million favorable variation in currency exchange gains on intercompany indebtedness due to a strengthening U.S. dollar.
Partially offsetting these favorable items were:

▪	an $11 million increase in business development costs related to the divestitures of the recycling and extrusions businesses;

▪	an $8 million increase in depreciation expense related to the acquisition of Nichols and the completion of our recent capital investments;

▪	a $3 million increase in cost of sales associated with adjusting acquired Nichols inventory to fair value;

▪	a $2 million increase in restructuring expenses, primarily related to exit costs associated with closed sites; and

▪	a $2 million decrease in unrealized gains on derivative financial instruments as a result of LME price movements and derivative settlements.
In the fourth quarter of 2014, $38 million was spent on capital expenditures for our continuing operations.
Aleris had $306 million of liquidity as of December 31, 2014, which consisted of approximately $277 million of availability under the ABL Facility plus approximately $29 million of cash on hand. Subsequent to the divestitures, as of March 2, 2015, liquidity was $574 million. The divestitures together generated $530 million of cash proceeds prior to fees, taxes and working capital and other adjustments. We expect the working capital adjustments to deliver additional cash to the Company.
North America
Our North America segment income increased to $19 million in the fourth quarter of 2014 from $4 million in the fourth quarter of 2013. Segment Adjusted EBITDA increased to $19 million in the fourth quarter of 2014 from $2 million in the fourth quarter of 2013. Performance drivers included:

▪
a 43 percent overall volume increase, as well as higher production levels, increased segment Adjusted EBITDA by $14 million. The volume increase was mainly due to the Nichols acquisition and improved demand from the building and construction and transportation industries, partially offset by weaker distribution demand;

▪
improved scrap spreads, resulting from higher aluminum prices and metal related synergies due to the Nichols acquisition, as well as a favorable supply contract, increased segment Adjusted EBITDA by $7 million; and

▪	competitive import pressure on the distribution end use caused by the high U.S. Midwest Premium reduced rolling margins, resulting in a $2 million decrease to segment Adjusted EBITDA.
The increase in segment income was driven by the factors that impacted segment Adjusted EBITDA, as well as the impact of recording the acquired inventory of Nichols at fair value, which increased cost of sales by $3 million.
Europe
Our Europe segment income was $37 million in the fourth quarter of 2014 compared to $17 million in the fourth quarter of 2013. Segment Adjusted EBITDA increased to $31 million in the fourth quarter of 2014 from $14 million in the fourth quarter of 2013. Performance drivers included:

▪
an overall volume decline of 6 percent, partially offset by a stronger mix of products sold, decreased segment Adjusted EBITDA by $1 million. Demand for auto body sheet continued to significantly outpace the prior year, increasing 21 percent compared to the fourth quarter of 2013. Aerospace shipments increased 1 percent, indicating that the prolonged inventory overhang impacting aircraft manufacturers over the past several quarters may be easing. Regional plate and sheet volume declined 10 percent due to economic weakness in Europe;

▪	a stronger U.S. dollar had a favorable impact on margins and translation of U.S. dollar denominated working capital balances, resulting in a $7 million increase in segment Adjusted EBITDA;

▪	favorable developments in raw material prices, including alloying agents and rolling slab, as well as improved recoveries, resulted in an increase to segment Adjusted EBITDA of $6 million; and

▪	one time benefits, including electricity tax and carbon dioxide emission credits, contributed $4 million to segment Adjusted EBITDA.
The increase in segment income was driven by the factors that drove the increase in segment Adjusted EBITDA as well as a $3 million favorable variance in metal price lag.
Asia Pacific
Asia Pacific continued to ramp-up production and shipped approximately 3,900 tons of plate, generating revenue of $16 million during the fourth quarter of 2014. Losses in excess of revenue are considered start-up expenses and, as a result, are not included in Asia Pacific segment Adjusted EBITDA or segment income.
Full Year Results
Key financial highlights of our continuing operations for the year ended December 31, 2014 include:

▪
Revenues of approximately $2.9 billion compared to approximately $2.5 billion for the prior year period. The increase of 14 percent was attributable to the Nichols acquisition, higher aluminum prices, including significant increases in regional premiums, a 32 percent increase in demand for auto body sheet in Europe, a 21 percent increase in North America transportation demand and an increase in Asia Pacific segment revenues. These increases were partly offset by weaker aerospace and regional plate and sheet demand in Europe.

▪
Adjusted EBITDA increased to $176 million from $157 million during the prior year as a result of higher volumes due to the Nichols acquisition, favorable scrap spreads resulting from higher aluminum prices, a favorable metal supply contract and currency benefits from a stronger U.S. dollar. Partially offsetting these items were lower pricing due to pressure from foreign imports and a weaker mix of products sold due to aerospace inventory destocking and operational issues.

▪
Income from continuing operations was approximately $54 million compared to a loss from continuing operations of approximately $63 million for the prior year. The increase was driven by the factors that drove the increase in Adjusted EBITDA as well as a higher benefit from income taxes and currency exchange gains on intercompany indebtedness. These items were partially offset by increased depreciation and interest expense, as well as costs associated with acquisition and divestitures.

▪	Capital expenditures of continuing operations decreased to $121 million from $188 million during the prior year period as many of our recent major capital investments were completed in 2013.
Outlook
We estimate first quarter 2015 segment income and Adjusted EBITDA will be sequentially higher than the fourth quarter of 2014 and higher than the first quarter of 2014. Factors influencing anticipated first quarter 2015 performance include:

▪	continued growth in demand for auto body sheet in Europe;

▪	continued improvement in building and construction and transportation demand, as well as improved rolling margins into those end uses;

▪	continued strength of the U.S. dollar expected to improve aerospace margins;

▪	stable scrap spreads due to strong U.S. dollar and industry dynamics;

▪	lower coil and sheet volumes due to continued weakness in Europe’s economy;

▪	losses from Asia Pacific as we have exited the start-up phase and we continue to ramp up production; and

▪	recently launched Business Improvement Process and AOS initiatives expected to drive increased productivity benefits.
Capital expenditures during the first quarter of 2015 are expected to be higher than the first quarter of 2014 primarily related to our auto body sheet project in Lewisport, Kentucky. We expect capital spending of $325 million in 2015.
Conference Call and Webcast Information
Aleris will hold a conference call and webcast on March 27, 2015 at 9:00 a.m. Eastern Time. Steven J. Demetriou, chairman and chief executive officer, and Eric M. Rychel, executive vice president, chief financial officer, and treasurer will host the call to discuss results.
The webcast can be accessed through the Company’s website, www.aleris.com. The conference call can be accessed by dialing 1-877-870-4263 or 1-412-317-0790 (for international callers) and ask for the “Aleris call”. A replay of the call will be posted on the Company’s website in the Investor Relations section.
Forward-Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements under headings with “Outlook” in the title and statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund capital expenditures. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions and divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-use segments, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (4) our ability to enter into effective metal, natural gas and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (5) increases in the cost of raw materials and energy; (6) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (7) our ability to fulfill our substantial capital investment requirements; (8) our ability to retain the services of certain members of our management; (9) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (10) the loss of order volumes from any of our largest customers; (11) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) variability in general economic conditions on a global or regional basis; (15) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (16) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (17) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (18) our ability to access the credit and capital markets; (19) the possibility that we may incur additional indebtedness in the future; (20) limitations on operating our business as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under the Senior Notes; and (21) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.
Non-GAAP Financial Measures
In addition to the results reported in accordance with GAAP, this press release includes information regarding certain non-GAAP financial measures. Management uses EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin as performance metrics and believes these measures provide additional information commonly used by the holders of the Senior Notes and parties to our ABL Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. In addition, EBITDA with certain adjustments is a component of certain covenants under the indentures governing Aleris International’s senior notes. Adjusted EBITDA, including the impacts of metal price lag, is a component of certain financial covenants under the credit agreement governing the ABL Facility. Management also uses commercial margin, including segment commercial margin, as a performance metric and believes that it provides useful information regarding the performance of our segments because it measures the price at which we sell our aluminum products above the hedged cost of the metal and the effects of metal price lag, thereby reflecting the value-added components of our commercial activities independent of aluminum prices which we cannot control.

Our EBITDA calculations represent net income and loss attributable to Aleris Corporation before interest income and expense, provision for and benefit from income taxes, depreciation and amortization, and income from discontinued operations, net of tax. Adjusted EBITDA is defined as EBITDA excluding metal price lag, unrealized gains and losses on derivative financial instruments, restructuring charges, the impact of recording assets at fair value through fresh-start and purchase accounting, currency exchange gains and losses on debt, stock-based compensation expense, start-up expenses and certain other gains and losses. Segment Adjusted EBITDA represents Adjusted EBITDA on a per segment basis. EBITDA as defined in the indentures governing Aleris International’s senior notes also limits the amount of adjustments for cost savings, operational improvement and synergies for the purpose of determining our compliance with such covenants. Adjusted EBITDA as defined under the ABL Facility also limits the amount of adjustments for restructuring charges incurred after June 1, 2010 and requires additional adjustments be made if certain annual pension funding levels are exceeded. Commercial margin represents revenues less the hedged cost of metal and the effects of metal price lag. Segment commercial margin represents commercial margin on a per segment basis.

EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin, as we use them, may not be comparable to similarly titled measures used by other companies. We calculate EBITDA, Adjusted EBITDA and segment Adjusted EBITDA by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. However, EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin are not financial measurements recognized under GAAP, and when analyzing our operating performance, investors should use EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin in addition to, and not as an alternative for, net income and loss attributable to Aleris Corporation, operating income and loss, or any other performance measure derived in accordance with GAAP, or in addition to, and not as an alternative for, cash flow from operating activities as a measure of our liquidity. EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP.
About Aleris

Aleris is a privately held, global leader in aluminum rolled products production. Headquartered in Cleveland, Ohio, Aleris operates 13 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.
……………………………………………………………………………………………………………
The information disclosed in this press release is believed by Aleris to be accurate as of the date hereof. Aleris expressly disclaims any duty to update the information contained in this press release. Persons engaging in any transactions with Aleris or in Aleris’s securities are cautioned that there may exist other material information regarding Aleris that is not publicly available.

Investor Contact:    Eric M. Rychel
Phone: 216-910-3229

Media Contact:    Shannon Bennett
Phone: 216-910-3664

Aleris Corporation

Consolidated Statements of Operations
(unaudited)
(in millions)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues	$733.0	$581.3	$2,882.4	$2,520.8
Cost of sales	681.1	560.1	2,634.9	2,337.3
Gross profit	51.9	21.2	247.5	183.5
Selling, general and administrative expenses	66.0	48.9	221.9	184.1
Restructuring charges (gains)	1.3	(0.3)	2.8	5.0
(Gains) losses on derivative financial instruments	(0.8)	(6.3)	10.9	(31.5)
Other operating expense (income), net	0.1	0.3	0.2	(0.3)
Operating (loss) income	(14.7)	(21.4)	11.7	26.2
Interest expense, net	27.1	26.0	107.4	97.4
Other (income) expense, net	(7.0)	3.0	(20.0)	6.0
Loss from continuing operations before income taxes	(34.8)	(50.4)	(75.7)	(77.2)
Benefit from income taxes	(126.9)	(10.0)	(129.5)	(14.2)
Income (loss) from continuing operations	92.1	(40.4)	53.8	(63.0)
Income from discontinued operations, net of tax	3.7	11.6	34.2	26.9
Net income (loss)	95.8	(28.8)	88.0	(36.1)
Net income from discontinued operations attributable to noncontrolling interests	0.1	0.2	0.9	1.0
Net income (loss) attributable to Aleris Corporation	$95.7	$(29.0)	$87.1	$(37.1)

Aleris Corporation
Operating and Segment Information
(unaudited)
(in millions)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
Segment income (loss):
North America	$18.9	$4.2	$94.6	$81.8
Europe	37.0	17.1	147.6	132.1
Asia Pacific	—	—	—	(0.2)
Total segment income	55.9	21.3	242.2	213.7

Depreciation and amortization	(35.3)	(27.5)	(123.2)	(98.8)
Corporate general and administrative expenses, excluding depreciation, amortization, start-up expenses and other expenses	(28.1)	(14.6)	(77.8)	(50.4)
Restructuring charges	(1.3)	0.3	(2.8)	(5.0)
Interest expense, net	(27.1)	(26.0)	(107.4)	(97.4)
Unallocated gains on derivative financial instruments	1.4	3.2	5.4	2.1
Unallocated currency exchange gains (losses)	4.9	(1.6)	12.6	(3.8)
Start-up expenses	(5.3)	(4.9)	(24.5)	(35.6)
Other income (expense), net	0.1	(0.6)	(0.2)	(2.0)
Loss from continuing operations before income taxes	$(34.8)	$(50.4)	$(75.7)	$(77.2)

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
Shipped metric tons:
North America	121.0	84.7	482.0	372.3
Europe	75.2	79.6	334.9	345.4
Asia Pacific	3.9	1.6	12.8	4.8
Intersegment shipments	(0.1)	(0.9)	(3.7)	(7.5)
	200.0	165.0	826.0	715.0
Shipments to discontinued operations	(6.5)	(6.1)	(31.3)	(28.1)
Total shipped metric tons	193.5	158.9	794.7	686.9

Revenues:
North America	$413.4	$263.8	$1,561.8	$1,194.8
Europe	333.1	339.1	1,402.4	1,443.2
Asia Pacific	15.8	7.0	52.7	20.7
Intersegment revenues	(2.4)	(3.2)	(18.0)	(29.2)
	759.9	606.7	2,998.9	2,629.5
Shipments to discontinued operations	(26.9)	(25.4)	(116.5)	(108.7)
Total revenues	$733.0	$581.3	$2,882.4	$2,520.8

Segment commercial margin:
North America	$149.3	$95.7	$569.0	$447.2
Europe	144.4	145.2	597.6	605.2
Asia Pacific	—	—	—	(0.3)
Total segment commercial margin	$293.7	$240.9	$1,166.6	$1,052.1

Segment commercial margin per metric ton:
North America	$1,234.5	$1,130.1	$1,180.4	$1,201.3
Europe	1,920.6	1,823.2	1,784.6	1,752.2
Asia Pacific	*	*	*	*

Segment Adjusted EBITDA:
North America	$19.0	$1.8	$96.0	$76.2
Europe	30.5	14.0	120.7	115.3
Asia Pacific	—	—	—	(0.2)
Corporate	(11.0)	(9.1)	(40.2)	(34.4)
Total Adjusted EBITDA	38.5	6.7	176.5	156.9
Discontinued operations	20.3	19.4	89.0	79.3
Total Adjusted EBITDA including discontinued operations	$58.8	$26.1	$265.5	$236.2

Segment Adjusted EBITDA per metric ton:
North America	$157.4	$21.0	$199.1	$204.6
Europe	406.0	176.3	360.5	333.9
Asia Pacific	*	*	*	*
Aleris Corporation	193.0	40.0	214.0	220.0

* Result is not meaningful.

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	2014				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Shipped metric tons:
North America	86.3	133.1	141.6	121.0	94.8	100.7	92.0	84.7
Europe	86.6	86.2	86.9	75.2	89.9	90.0	85.8	79.6
Asia Pacific	2.3	2.8	3.8	3.9	0.1	1.1	1.9	1.6
Intersegment shipments	(1.3)	(1.1)	(1.3)	—	(3.9)	(1.9)	(1.7)	(1.0)
	174.0	221.0	231.0	200.0	181.0	190.0	178.0	165.0
Shipments to discontinued operations	(8.6)	(8.4)	(7.8)	(6.5)	(7.5)	(7.0)	(6.4)	(6.1)
Total shipped metric tons	165.4	212.6	223.2	193.5	173.5	183.0	171.6	158.9

Revenues:
North America	$261.3	$419.1	$468.0	$413.4	$314.3	$323.2	$293.6	$263.8
Europe	354.8	352.2	362.3	333.1	369.2	378.6	356.2	339.1
Asia Pacific	10.0	11.3	15.6	15.8	0.7	5.0	7.9	7.0
Intersegment revenues	(6.5)	(3.0)	(6.1)	(2.4)	(12.9)	(8.6)	(4.3)	(3.2)
	619.6	779.6	839.8	759.9	671.3	698.2	653.4	606.7
Shipments to discontinued operations	(28.6)	(30.2)	(30.8)	(26.9)	(29.9)	(26.5)	(27.1)	(25.4)
Total revenues	$591.0	$749.4	$809.0	$733.0	$641.4	$671.7	$626.3	$581.3

Segment commercial margin:
North America	$106.0	$149.0	$164.6	$149.3	$116.5	$123.5	$111.5	$95.7
Europe	151.1	150.7	151.5	144.4	149.1	161.0	150.0	145.2
Asia Pacific	—	—	—	—	—	—	—	—
Total segment commercial margin	$257.1	$299.7	$316.1	$293.7	$265.6	$284.5	$261.5	$240.9

Segment commercial margin per metric ton:
North America	$1,228.4	$1,119.2	$1,162.5	$1,234.5	$1,228.7	$1,226.1	$1,211.4	$1,130.1
Europe	1,744.4	1,747.9	1,743.5	1,920.6	1,657.9	1,787.8	1,747.8	1,823.2
Asia Pacific	*	*	*	*	*	*	*	*

Segment Adjusted EBITDA:
North America	$23.2	$22.6	$31.0	$19.0	$23.4	$30.7	$20.4	$1.8
Europe	30.3	25.8	34.2	30.5	33.6	34.5	33.1	14.0
Asia Pacific	—	—	—	—	(0.3)	—	—	—
Corporate	(10.2)	(8.9)	(10.1)	(11.0)	(8.3)	(7.2)	(9.6)	(9.1)
Total Adjusted EBITDA	43.3	39.5	55.1	38.5	48.4	58.0	43.9	6.7
Discontinued operations	15.9	25.3	27.6	20.3	16.1	20.0	23.7	19.4
Total Adjusted EBITDA including discontinued operations	$59.2	$64.8	$82.7	$58.8	$64.5	$78.0	$67.6	$26.1

Segment Adjusted EBITDA per metric ton:
North America	$269.3	$170.1	$219.1	$157.4	$246.3	$304.6	$221.3	$21.0
Europe	349.3	299.2	393.1	406.0	374.1	383.6	386.0	176.3
Asia Pacific	*	*	*	*	*	*	*	*
Aleris Corporation	249.0	178.3	238.8	193.0	267.2	305.2	245.8	40.0

* Result is not meaningful.

Aleris Corporation

Consolidated Balance Sheet
(unaudited)
(in millions, except share and per share data)

ASSETS	December 31, 2014	December 31, 2013
Current Assets
Cash and cash equivalents	$28.6	$51.3
Accounts receivable (net of allowances of $6.5 and $6.2 at December 31, 2014 and December 31, 2013, respectively)	271.0	208.5
Inventories	627.9	494.2
Deferred income taxes	28.1	5.9
Prepaid expenses and other current assets	44.9	23.3
Assets of discontinued operations - current	385.6	375.8
Total Current Assets	1,386.1	1,159.0
Property, plant and equipment, net	942.9	904.5
Intangible assets, net	44.0	43.5
Deferred income taxes	146.7	28.3
Other long-term assets	72.4	66.4
Assets of discontinued operations - long-term	269.8	271.2
Total Assets	$2,861.9	$2,472.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$268.2	$165.7
Accrued liabilities	183.3	143.9
Deferred income taxes	6.2	3.2
Current portion of long-term debt	3.3	2.5
Liabilities of discontinued operations - current	195.9	201.0
Total Current Liabilities	656.9	516.3
Long-term debt	1,474.9	1,226.8
Deferred income taxes	0.4	1.7
Accrued pension benefits	178.7	131.2
Accrued postretirement benefits	46.4	40.9
Other long-term liabilities	49.2	45.3
Liabilities of discontinued operations - long-term	156.4	136.3
Total Long-Term Liabilities	1,906.0	1,582.2
Redeemable noncontrolling interest	5.7	5.7
Stockholders’ Equity
Common stock; par value $.01; 45,000,000 shares authorized and 31,281,513 and 31,229,064 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	0.3	0.3
Preferred stock; par value $.01; 1,000,000 shares authorized; none issued	—	—
Additional paid-in capital	414.1	401.9
Retained earnings (deficit)	39.1	(47.6)
Accumulated other comprehensive income	(160.9)	13.8
Total Aleris Corporation Equity	292.6	368.4
Noncontrolling interest	0.7	0.3
Total Equity	293.3	368.7
Total Liabilities and Equity	$2,861.9	$2,472.9

Aleris Corporation

Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating activities
Net income (loss)	$95.8	$(28.8)	$88.0	$(36.1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45.4	36.2	157.6	129.5
Benefit from deferred income taxes	(127.8)	(14.8)	(132.0)	(13.7)
Loss on classification as held for sale	11.2	—	11.2	—
Stock-based compensation expense	2.9	3.1	13.8	14.3
Unrealized losses (gains) on derivative financial instruments	0.9	(3.6)	(6.5)	(0.7)
Currency exchange (gains) losses on debt	(4.3)	1.5	(11.5)	3.9
Amortization of debt issuance costs	1.6	1.9	7.4	7.7
Other	(0.6)	0.9	2.0	(2.4)
Changes in operating assets and liabilities:
Change in accounts receivable	114.8	84.1	(34.1)	16.0
Change in inventories	(62.0)	47.5	(171.5)	15.7
Change in other assets	(11.4)	(7.5)	(14.2)	(20.5)
Change in accounts payable	(30.6)	(59.6)	78.6	(31.3)
Change in accrued liabilities	0.8	(11.7)	11.2	(50.5)
Net cash provided by operating activities	36.7	49.2	—	31.9
Investing activities
Payments for property, plant and equipment	(55.8)	(55.5)	(164.8)	(238.3)
Purchase of a business	—	—	(107.4)	—
Proceeds from the sale of property, plant and equipment	0.2	1.5	2.8	2.9
Other	(1.4)	0.1	4.1	—
Net cash used by investing activities	(57.0)	(53.9)	(265.3)	(235.4)
Financing activities
Proceeds from the ABL facility	97.0	10.0	434.0	30.3
Payments on the ABL facility	(81.0)	(10.0)	(210.0)	(30.3)
Proceeds from the Zhenjiang term loans	—	—	—	0.2
Proceeds from the Zhenjiang revolver	4.6	—	24.4	4.1
Payments on the Zhenjiang revolver	—	(4.1)	—	(4.1)
Net payments on other long-term debt	(0.6)	(2.5)	(0.3)	(5.2)
Redemption of noncontrolling interest	—	—	—	(8.9)
Dividends paid	—	—	—	(313.0)
Other	(0.3)	(0.7)	(2.0)	(4.7)
Net cash provided (used) by financing activities	19.7	(7.3)	246.1	(331.6)
Effect of exchange rate differences on cash and cash equivalents	(1.2)	0.8	(4.9)	2.3
Net decrease in cash and cash equivalents	(1.8)	(11.2)	(24.1)	(532.8)
Cash and cash equivalents at beginning of period	37.8	71.3	60.1	592.9
Cash and cash equivalents at end of period	36.0	60.1	36.0	60.1
Cash and cash equivalents included within assets of discontinued operations - current	(7.4)	(8.8)	(7.4)	(8.8)
Cash and cash equivalents of continuing operations	$28.6	$51.3	$28.6	$51.3

Aleris Corporation

Reconciliation of Adjusted EBITDA to
Net Income (Loss) Attributable to Aleris Corporation and
Cash Flows Provided (Used) by Operating Activities
(unaudited)
(in millions)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
Adjusted EBITDA including discontinued operations	$58.8	$26.1	$265.5	$236.2
Less: Adjusted EBITDA from discontinued operations	20.3	19.4	89.0	79.3
Adjusted EBITDA from continuing operations	38.5	6.7	176.5	156.9
Unrealized gains on derivative financial instruments	1.4	3.2	5.4	2.2
Impact of recording inventory at fair value through purchase accounting	(2.5)	—	(8.1)	0.1
Restructuring (charges) gains	(1.3)	0.3	(2.8)	(5.0)
Unallocated currency exchange gains (losses) on debt	4.7	(1.3)	12.0	(2.1)
Stock-based compensation expense	(2.9)	(3.1)	(13.8)	(14.3)
Start-up expenses	(5.3)	(4.9)	(24.5)	(35.6)
Favorable metal price lag	8.8	5.5	33.7	22.3
Other	(13.9)	(3.5)	(24.4)	(6.5)
EBITDA from continuing operations	27.5	2.9	154.0	118.0
Interest expense, net	(27.1)	(26.0)	(107.4)	(97.4)
Benefit from income taxes	126.9	10.0	129.5	14.2
Depreciation and amortization from continuing operations	(35.3)	(27.5)	(123.2)	(98.8)
Income from discontinued operations, net of tax	3.7	11.6	34.2	26.9
Net income (loss) attributable to Aleris Corporation	95.7	(29.0)	87.1	(37.1)
Net income from discontinued operations attributable to noncontrolling interests	0.1	0.2	0.9	1.0
Net income (loss)	95.8	(28.8)	88.0	(36.1)
Depreciation and amortization	45.4	36.2	157.6	129.5
Benefit from deferred income taxes	(127.8)	(14.8)	(132.0)	(13.7)
Loss on classification as held for sale	11.2	—	11.2	—
Stock-based compensation expense	2.9	3.1	13.8	14.3
Unrealized losses (gains) on derivative financial instruments	0.9	(3.6)	(6.5)	(0.7)
Currency exchange (gains) losses on debt	(4.3)	1.5	(11.5)	3.9
Amortization of debt issuance costs	1.6	1.9	7.4	7.7
Other	(0.6)	0.9	2.0	(2.4)
Change in operating assets and liabilities:
Change in accounts receivable	114.8	84.1	(34.1)	16.0
Change in inventories	(62.0)	47.5	(171.5)	15.7
Change in other assets	(11.4)	(7.5)	(14.2)	(20.5)
Change in accounts payable	(30.6)	(59.6)	78.6	(31.3)
Change in accrued liabilities	0.8	(11.7)	11.2	(50.5)
Net cash provided by operating activities	$36.7	$49.2	$—	$31.9

Aleris Corporation

Reconciliation of Segment Income (Loss) to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
North America
Segment income	$18.9	$4.2	$94.6	$81.8
Impact of recording inventory at fair value through purchase accounting	2.5	—	8.1	—
Favorable metal price lag	(2.4)	(2.4)	(6.8)	(5.6)
Segment Adjusted EBITDA (1)	$19.0	$1.8	$96.0	$76.2

Europe
Segment income	$37.0	$17.1	$147.6	$132.1
Impact of recording inventory at fair value through purchase accounting	—	—	—	(0.1)
Favorable metal price lag	(6.4)	(3.1)	(26.9)	(16.6)
Segment Adjusted EBITDA (1)	$30.5	$14.0	$120.7	$115.3

Asia Pacific
Segment loss	$—	$—	$—	$(0.2)
Segment Adjusted EBITDA (2)	—	—	—	(0.2)

(1) Amounts may not foot as they represent the calculated totals based on actual amounts and not the rounded amounts presented in this table.
(2) There was no difference between segment income and segment Adjusted EBITDA for this segment.

Aleris Corporation

Reconciliation of Segment Income (Loss) to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	2014				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
North America
Segment income	$26.9	$22.4	$26.4	$18.9	$23.5	$32.7	$21.5	$4.2
Impact of recording inventory at fair value through purchase accounting	—	3.0	2.5	2.5	—	—	—	—
(Favorable) unfavorable metal price lag	(3.7)	(2.8)	2.1	(2.4)	(0.1)	(2.0)	(1.2)	(2.4)
Segment Adjusted EBITDA (1)	$23.2	$22.6	$31.0	$19.0	$23.4	$30.7	$20.4	$1.8

Europe
Segment income	$38.1	$34.4	$38.1	$37.0	$38.5	$39.4	$37.1	$17.1
Favorable metal price lag	(7.9)	(8.6)	(4.0)	(6.4)	(4.8)	(4.8)	(4.0)	(3.1)
Segment Adjusted EBITDA (1)	$30.3	$25.8	$34.2	$30.5	$33.6	$34.5	$33.1	$14.0

Asia Pacific
Segment loss	$—	$—	$—	$—	$(0.3)	$—	$—	$—
Segment Adjusted EBITDA (2)	—	—	—	—	(0.3)	—	—	—

(1) Amounts may not foot as they represent the calculated totals based on actual amounts and not the rounded amounts presented in this table.
(2) There was no difference between segment loss and segment Adjusted EBITDA for this segment.

Aleris Corporation

Reconciliation of Segment Revenues to
Segment Commercial Margin
(unaudited)
(in millions)

	For the three months ended		For the year ended
	December 31,		December 31,
	2014	2013	2014	2013
North America
Segment revenues	$413.4	$263.8	$1,561.8	$1,194.8
Hedged cost of metal	(261.7)	(165.7)	(986.0)	(742.0)
Favorable metal price lag	(2.4)	(2.4)	(6.8)	(5.6)
Segment commercial margin	$149.3	$95.7	$569.0	$447.2

Europe
Segment revenues	$333.1	$339.1	$1,402.4	$1,443.2
Hedged cost of metal	(182.3)	(190.8)	(777.9)	(821.4)
Favorable metal price lag	(6.4)	(3.1)	(26.9)	(16.6)
Segment commercial margin	$144.4	$145.2	$597.6	$605.2

Asia Pacific
Segment revenues	$15.8	$7.0	$52.7	$20.7
Hedged cost of metal	(15.8)	(7.0)	(52.7)	(21.0)
Segment commercial margin	$—	$—	$—	$(0.3)

Aleris Corporation

Reconciliation of Segment Revenues to
Segment Commercial Margin
(unaudited)
(in millions)

	2014				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
North America
Segment revenues	$261.3	$419.1	$468.0	$413.4	$314.3	$323.2	$293.6	$263.8
Hedged cost of metal	(151.6)	(267.3)	(305.5)	(261.7)	(197.7)	(197.7)	(180.9)	(165.7)
Favorable metal price lag	(3.7)	(2.8)	2.1	(2.4)	(0.1)	(2.0)	(1.2)	(2.4)
Segment commercial margin	$106.0	$149.0	$164.6	$149.3	$116.5	$123.5	$111.5	$95.7

Europe
Segment revenues	$354.8	$352.2	$362.3	$333.1	$369.2	$378.6	$356.2	$339.1
Hedged cost of metal	(195.8)	(192.9)	(206.8)	(182.3)	(215.3)	(212.8)	(202.2)	(190.8)
Favorable metal price lag	(7.9)	(8.6)	(4.0)	(6.4)	(4.8)	(4.8)	(4.0)	(3.1)
Segment commercial margin	$151.1	$150.7	$151.5	$144.4	$149.1	$161.0	$150.0	$145.2

Asia Pacific
Segment revenues	$10.0	$11.3	$15.6	$15.8	$0.7	$5.0	$7.9	$7.0
Hedged cost of metal	(10.0)	(11.3)	(15.6)	(15.8)	(1.0)	(5.0)	(7.9)	(7.0)
Segment commercial margin	$—	$—	$—	$—	$(0.3)	$—	$—	$—